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AMERICAN FUNDS DISTRIBUTORS
333 SOUTH HOPE STREET, LOS ANGELES, CA 90071
TELEPHONE 800/421-9900, EXT. 11

                                     FORM OF
                             SELLING GROUP AGREEMENT
                                       FOR
                      THE AMERICAN LEGACY SUITE OF PROUDCTS
                 OF THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

We have entered into a Principal Underwriting Agreement with the Lincoln National Life Insurance Company ("Lincoln Life") and Separate Accounts Y of Lincoln Life under which we are appointed to form a selling group of duly registered and licensed brokers or dealers to distribute Individual Flexible Premium Variable Life Insurance Policies (the "Policies") issued by Lincoln Life through Separate Account Y.

The Policies are considered securities under the Securities Act of 1933. This Agreement is subject to all provisions of the relevant Principal Underwriting Agreement, as amended from time to time, among the parties mentioned above. This Agreement on your part runs to us and to Lincoln Life and Separate Account Y and is for the benefit of and enforceable by each party. The terms "you" and "your" as used herein refer to the firm actually signing this Agreement as well as the signing firm's insurance agency subsidiaries, if any.

You are authorized to offer and sell the Policies subject to the following conditions:

1. You represent that you are a properly registered and licensed broker or dealer under applicable federal and state securities laws and regulations and a member in good standing of the National Association of Securities Dealers ("NASD"). You agree to notify us immediately if you cease to be so registered or licensed or a member in good standing of the NASD. (The provisions of the preceding sentence do not apply to a broker or dealer located in a foreign country and doing business outside the jurisdiction of the United States.)

2. You agree to abide by all rules and regulations of the NASD, including its Conduct Rules, and to comply with all applicable federal and state laws, rules, and regulations (all of which shall control and override any provision to the contrary in this Agreement).

    You are responsible for such supervision of your registered representatives and other associated persons which will enable you to ensure that your registered representatives and associated persons are in compliance with applicable insurance and securities laws, rules, regulations, and statements of policy promulgated thereunder.

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    Your authority under this Agreement extends only to the Policies described herein.

3. You represent that you will not sell any Policies until you are a properly licensed insurance agent duly appointed by Lincoln Life.

4. You will distribute the Policies only in those jurisdictions in which the Policies are registered or qualified for sale and only through your duly licensed registered representatives (in accordance with the rules of the NASD) who are also fully licensed with Lincoln Life to sell the Policies in the applicable jurisdictions (in accordance with the insurance regulations and laws of such jurisdictions).

5. All applications and initial and subsequent payments under the Policies collected by you will be remitted promptly by you to Lincoln Life at such address as Lincoln Life may from time to time designate.

6. You agree to indemnify and hold Lincoln Life harmless from any liabilities (and reasonable attorney fees and court costs) that may result from your actions or omissions or those of your registered representatives or other associated persons.

7. All applications are subject to acceptance or rejection by Lincoln Life at its sole discretion. Lincoln Life will make payment of commissions directly to you with respect to the sale of the Policies according to the schedules set forth in the attached Commission Schedules. No commissions will be paid on Policies that are not subject to an initial or contingent deferred sales charge (other than -ARE THERE ANY?} ).

8. We will use reasonable efforts to provide information and marketing assistance to you, including providing you, without charge, reasonable quantities of advertising materials, sales literature, reports, and current Prospectuses of the Policies and of the underlying variable funding vehicle, the American Funds Insurance Series.

9. In making all offers of the Policies you will deliver the applicable currently effective Prospectus.

10. You are to offer and sell the Policies only at the regular public offering price currently determined by the applicable Separate Account in the manner described in the current applicable Prospectus or Policy and will make no representation not included in the Prospectus or Policy or in any authorized supplemental material. This Agreement is in all respects subject to all provisions of the current applicable Prospectuses.

11. We will deliver to you and you will use only sales literature and advertising material that conforms to the requirements of federal and state laws and regulations and which has been authorized by Lincoln Life and by us.

12. The signing of this Agreement does not obligate Lincoln Life to license any particular registered representative as a salesman of Policies. All licensing matters under any applicable state insurance law shall be handled directly by you and the registered representative involved, with all required proof of state insurance licensing furnished to Lincoln Life before commission payments may be made.

13. You understand that with respect to American Funds Distributors, Inc. you are acting in the capacity of an independent contractor.

14. Any party to this Agreement may cancel at any time upon written notice to all other parties, effective, upon receipt.

15. All communications to us should be sent to our address, shown below. All communications to Lincoln Life should be sent to their address, which is listed below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

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16. The schedules of commissions, bonuses, and allowances in this Agreement apply to Policies initially sold through you. Compensation on Policies initially sold through another dealer for which you become the supervising dealer will be paid to you based on the original dealer's schedule of commissions, bonuses, and allowances.

17. Commission schedules for Policies that are no longer being actively sold to new customers are set forth in Commission Schedule B.

18. You will execute three originals of this document and return two executed originals to us for our files. This Agreement shall be effective as of the date of acceptance by you, but only upon receipt by us of the two originals. This Agreement may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of such amendments. This Agreement shall be construed with the laws of the State of California.

                                     American Funds Distributors, Inc.
                                     333 South Hope Street
                                     Los Angeles, CA 90071

                                     By: _________________________

                                     The Lincoln National Life Insurance Company
                                     1300 South Clinton Street
                                     Fort Wayne, IN 46801

                                     By: ___________________________

Accepted:

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                   Firm

By: ___________________________________________
        Signature of Officer or Partner

    -------------------------------------------
       Print Name of Officer or Partner

Address: ________________________________________

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Date: ___________________________________________

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                              COMMISSION SCHEDULE A
                           (Policies actively on sale)
                                [TEXT TO FOLLOW]

                              COMMISSION SCHEDULE B

              (Policies no longer being actively sold to customers)

                                [TEXT TO FOLLOW]

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